UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 6, 2018

CARBON NATURAL GAS COMPANY
(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On April 6, 2018, Carbon Natural Gas Company, a Delaware corporation (“Carbon” or the “Company”), entered into a preferred stock purchase agreement (the “Purchase Agreement”) with Yorktown Energy Partners XI, L.P., a current stockholder of the Company, for the private placement of 50,000 shares of the Company’s Series B Convertible Preferred Stock at a price of $100 per share, resulting in proceeds to the Company of $5,000,000 (the “Private Placement”).

Neither the shares of Series B Convertible Preferred Stock issued in the Private Placement nor the shares of common stock issuable upon the conversion of the Series B Convertible Preferred Stock have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Pursuant to the terms of the Purchase Agreement the Company agrees, under certain circumstances, to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) covering the resale of the shares of common stock issuable upon the conversion of the Series B Convertible Preferred Stock.

The Company will use the proceeds from the Private Placement to fund its portion of a capital contribution to its affiliated company, Carbon California Company, LLC (“CCC, LLC”), that will be made in connection with the acquisition of oil and gas interests in Ventura County, California which is expected to close in May 2018.

Carbon believes that it has a reasonable basis to believe that the purchaser in the Private Placement is an accredited investor as that term is defined in the SEC’s Regulation D, adopted under the Securities Act. Accordingly, Carbon claims the exemption from registration of the offer and sale of the shares under Section 5 of the 1933 Act, under rule 506 of the SEC’s Regulation D, and also under Section 4(a)(2) of the Securities Act.

The form of the Purchase Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K (the “Current Report”).

Item 3.02 – Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 and Item 5.03 of this report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 6, 2018, Carbon filed a Certificate of Designation with the Delaware Secretary of State creating a series of preferred stock (the “Series B Convertible Preferred Stock”), which sets forth the designation, preferences, relative rights, qualifications, limitations and restrictions of the Series B Convertible Preferred Stock approved by our Board of Directors. Pursuant to the Delaware General Corporation Law, a certificate of designation amends the Company’s Certificate of Incorporation.

Prior to the filing of the Certificate of Designation on April 6, 2018, Carbon did not have a designated series of preferred stock.

For a complete description of the Series B Convertible Preferred Stock, you should refer to the Certificate of Designation filed with this Current Report as Exhibit 3.1.

In connection with the closing of the Private Placement described in Item 1.01 above, we sold all 50,000 shares of the Series B Convertible Preferred Stock pursuant to the Purchase Agreement.

The following summarizes the terms of the Series B Convertible Preferred Stock:

Conversion

The Series B Convertible Preferred Stock converts into shares of our common stock at the election of the holder of Series B Convertible Preferred Stock shares and will automatically convert into shares of the Company’s common stock if and when the Company completes a qualifying equity financing. The number of shares of common stock issuable upon conversion is dependent upon the price per share of common stock issued in connection with any such qualifying equity financing but has an initial floor conversion price equal to $8.00 per share. The number of shares of common stock issuable upon conversion is currently determined by dividing the issue price of the Series B Convertible Preferred Stock ($100.00) by $8.00, which currently results in each share of Series B Convertible Preferred Stock being convertible into 12.5 shares of common stock. The conversion price will be proportionately increased or decreased to reflect changes to the outstanding shares of common stock, such as the result of a combination, reclassification, subdivision, stock split, stock dividend or other similar transaction involving the common stock.

Voting

Each share of Series B Convertible Preferred Stock will be entitled to the same number of votes of common stock that such share of Series B Convertible Preferred Stock would represent on an as converted basis. Prior to conversion, except as otherwise provided by the Delaware General Corporation Law or the Company’s Amended and Restated Certificate of Incorporation, the Series B Convertible Preferred Stock and common stock will vote together as a single class on all matters to come before the stockholders; provided, however, that any amendments to the terms of the Series B Convertible Preferred Stock require the approval of the holder of Series B Convertible Preferred Stock shares and the separate consent of a majority of the disinterested holders of the Company’s common stock.

Dividends

Each share of Series B Convertible Preferred Stock is entitled to receive cash dividends of six percent (6%) of the initial issue price of $100 per share per annum, when and as declared by the Company’s Board of Directors, out of funds legally available therefor. These dividends are cumulative and accumulate on a daily basis and are payable before any dividends or other distribution is made with respect to the common stock, however, the shares of Series B Convertible Preferred Stock do not participate in any common stock dividends.

Liquidation

Prior to any payment to holders of common stock or any other class or series of stock ranking junior to the Series B Preferred Stock on liquidation, the holders of the Series B Convertible Preferred Stock then outstanding will receive, an amount equal to $100.00 per share plus all accrued but unpaid dividends. Thereafter, distributions upon a liquidation will be distributed among the holders of the common stock.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.	Description

3(i)*	Certificate of Designation with respect to Series B Convertible Preferred Stock
10.1*	Form of Purchase Agreement dated April 6, 2018

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON NATURAL GAS COMPANY
April 6, 2018
/s/ Patrick R. McDonald
Patrick R. McDonald, Chief Executive Officer

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